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                                                                   EXHIBIT 99.1


NEWS RELEASE                                       [GROUP 1 AUTOMOTIVE INC LOGO]



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
                                                                         950 Echo Lane, Suite 100 Houston, TX 77024
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AT GROUP 1:                        Chairman, President and CEO       B.B. Hollingsworth, Jr.         (713) 647-5700
                                   EVP, CFO and Treasurer            Scott L. Thompson               (713) 647-5700
                                   Manager, Investor Relations       Kim Paper                       (713) 647-5700

AT Thomson Financial/Carson:       Investor Relations                Jeffrey T. O'Keefe              (212) 807-5086
                                   Media Relations                   Alecia Pulman                   (212) 807-5094
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FOR IMMEDIATE RELEASE
THURSDAY, AUGUST 29, 2002


                   GROUP 1 AUTOMOTIVE CEO & CFO TO PRESENT AT
                GOLDMAN, SACHS & CO. GLOBAL RETAILING CONFERENCE

HOUSTON, AUGUST 29, 2002--GROUP 1 AUTOMOTIVE, INC. (NYSE: GPI), a Fortune 500 specialty retailer, announced that B.B. Hollingsworth Jr., the Company's chairman, president and chief executive officer, and Scott L. Thompson, executive vice president, chief financial officer and treasurer, will make a presentation to portfolio managers and financial analysts on Thursday, September 5, 2002, at 10:30 a.m. EDT. The presentation will be in New York City at the Goldman, Sachs & Co. Ninth Annual Global Retailing Conference. A live audio webcast, with a replay available through November 6, 2002, will be accessible through Group 1's website at www.group1auto.com. Access is also available through https://www.gs.com/ir/conf with the
Username: conference/conf3 and the Password: goldman3.
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ABOUT GROUP 1 AUTOMOTIVE, INC.

Group 1 owns 72 automotive dealerships comprised of 109 franchises, 29 different brands, and 24 collision service centers located in California, Colorado, Florida, Georgia, Louisiana, Massachusetts, New Mexico, Oklahoma and Texas. Through its dealerships and Internet sites, the Company sells new and used cars and light trucks; arranges related financing, vehicle service and insurance contracts; provides maintenance and repair services; and sells replacement parts.


     GROUP 1 AUTOMOTIVE CAN BE REACHED ON THE INTERNET AT www.group1auto.com


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